Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AND EXCHANGE ACT RULE 13a-14(b)

In connection with the accompanying Form 10-Q (the “Report”) of Express Scripts, Inc. (the “Company”) for the period ended March 31, 2005, I, George Paz, President and Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and Exchange Act Rule 13a-14(b) that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BY: /s/ George Paz
George Paz
President and
Chief Executive Officer
Express Scripts, Inc.

Date:  April 26, 2005

A signed original of this written statement required by Section 906 has been provided to Express Scripts, Inc. and will be retained by Express Scripts, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.